UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2006

CENTRAL FREIGHT LINES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50485	74-2914331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 West Waco Drive, Waco, TX	76710
(Address of principal executive offices)	(Zip Code)

(254) 772-2120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 30, 2006, Central Freight Lines, Inc., a Nevada corporation (the "Company") announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), with North American Truck Lines, LLC ("NATL") and Green Acquisition Company ("Green"). Under the Merger Agreement, Green will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. Both NATL and Green are controlled by Jerry Moyes, with Green being a wholly-owned subsidiary of NATL.

On September 13, 2006, the Company executed a First Amendment to the Merger Agreement (the "First Amendment"). The First Amendment provides for:

•	Elimination of the financing condition to the obligation of NATL and Green to effect the Merger.

•	Extension of the date to complete the Merger from July 31, 2006 to November 30, 2006.

•
Approval of the amendment of options to purchase the Company's common stock held by Robert V. Fasso, the Company's President and Chief Executive Officer, so that such options may be exercised after the consummation of the Merger, which eliminated the need for a Subscription Agreement with Mr. Fasso.

•	Cancellation of the options to purchase the Company's common stock held by Mr. Moyes at the effective time of the Merger.

•	Clarification that certain pending litigation is not subject to the condition requiring settlement within the Company's applicable insurance policy limits.

•	Revision of other provisions to correspond with these revisions to the Merger Agreement.

On September  13, 2006, the Company also executed an amendment to Mr. Fasso's existing stock option agreement. This amendment included the following provisions:

•	Mr. Fasso may acquire up to 504,000 shares of common stock of the corporation surviving the Merger at the current exercise price of $1.35 per share.

•
The vesting of options to purchase 51,934 shares of common stock of the surviving corporation will accelerate such that they will be exercisable at the effective time of the Merger, with the remaining continuing to vest in accordance with their original vesting schedule unless Mr. Fasso’s employment is terminated for any reason, voluntarily or involuntarily, or unless there is a sale of assets, a merger or a change in control, in which case all of his options will be fully-vested and exercisable on the termination date.

•
Provisions in Mr. Fasso's original option agreement relating to a right of repurchase in the event of termination of employment and a right of first refusal prior to a public offering have been deleted since they are either no longer applicable or they are covered by a Stockholders' Agreement to be executed by Mr. Fasso, Mr. Moyes, the Company, and certain other parties upon consummation of the Merger (the "Stockholders' Agreement").

•
In the event Mr. Moyes proposes to sell all or part of his shares of common stock of the surviving corporation, to a third party (specifically excluding any affiliate of Mr. Moyes) then Mr. Moyes may require Mr. Fasso to have all or a portion of his vested options cancelled in exchange for a payment in cash by the third party pursuant to the Stockholders' Agreement on the same terms and conditions, including the per share price and the date of transfer, as is applicable to Mr. Moyes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL FREIGHT LINES, INC.

Date:	September 19, 2006	By:	/s/ Jeff Hale
Jeff Hale
Senior Vice President and
Chief Financial Officer